Exhibit 3.21

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:17 PM 07/22/2010
FILED 01:17 PM 07/22/2010
SRV 100764560 — 4851343 FILE
CERTIFICATE OF FORMATION
OF
Broadlane Ventures I, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Slate of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby verifies that:
     FIRST: The name of the limited liability company (hereinafter called the limited liability company”) is Broadlane Ventures I, LLC.
     SECOND: The address of the registered office and the name of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street. City of Wilmington, County of New Castle, and State of Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on July 22. 2010.

/s/ Laurie L. Jackson
Name:	Laurie L. Jackson

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:16 PM 01/13/2011
FILED 10:20 AM 01/13/2011
SRV 110039585 — 4851343 FILE
STATE OF DELAWARE
CERTIFICATE OF CHANGE OF AGENT
AMENDMENT OF LIMITED LIABILITY COMPANY
The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:
1. The name of the limited liability company is BROADLANE VENTURES 1, LLC
2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Jonathan H. Glenn
Authorized Person

Name: Jonathan H. Glenn Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:50 PM 03/22/2011
FILED 06:15 PM 03/22/2011
SRV 110328544 — 4851343 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
BROADLANE VENTURES I, LLC
Under Section 18-202 of the Delaware
Limited Liability Company Act
     This Certificate of Amendment of Certificate of Formation of Broadlane Ventures I, LLC (the “LLC”), dated as of March 22, 2011, is being duly executed and filed by the undersigned, as the sole member, to amend the Certificate of Formation of the LLC pursuant to Section 18-202 of the Delaware Limited Liability Company Act.
     FIRST: The name of the limited liability company is Broadlane Ventures I, LLC.
     SECOND: The Certificate of Formation of the LLC, filed with the Secretary of State of the State of Delaware on July 22, 2010, is hereby amended by deleting in its entirety: “FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Broadlane Ventures I, LLC.” and substituting in lieu thereof the following:
     “FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is MedAssets Insurance Solutions, LLC.”
     IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first above written.

Broadlane Ventures, LLC, as Sole Member
By:	/s/ Jonathan H. Glenn
Jonathan H. Glenn
Vice President and Secretary